Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Boundless Bio, Inc. (the Company) for the quarter ended March 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the Report), Zachary D. Hornby, President and Chief Executive Officer of the Company, and David Hinkle, Senior Vice President, Finance, Controller, and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge, that:

1.
The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

.

Date: May 9, 2025	By:	/s/ Zachary D. Hornby
Zachary D. Hornby
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 9, 2025	By:	/s/ David Hinkle
David Hinkle
Senior Vice President, Finance, Controller and Treasurer
(Principal Financial and Accounting Officer)

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. Section 1350 and are not being filed as part of the Report or as a separate disclosure document.